                                                                     EXHIBIT 4.6

Recording at the Request of:


and when Recorded Mail Original to:
Latham & Watkins
633 W. Fifth Street, Suite 4000
Los Angeles, California 90071
Attention:  Dena Bloom, Esq.



              ASSIGNMENT OF RENTS, LEASES AND LEASEHOLD INTERESTS


          THIS ASSIGNMENT OF RENTS, LEASES AND LEASEHOLD INTERESTS (as the same may be amended, supplemented or otherwise modified from time to time, this "Assignment") is made and entered into as of August 20, 1997 by ISLE OF CAPRI BLACK HAWK L.L.C., a Colorado limited liability company (the "Company"), whose address is c/o Casino America Inc., 711 Washington Loop, Biloxi, Mississippi 39530 and whose federal taxation identification number is 84-1422931, and by ISLE OF CAPRI BLACK HAWK CAPITAL CORP., a Colorado corporation ("Capital Corp." and, together with the Company and any successor or assign thereof, collectively, the "Assignors" and each, an "Assignor") and whose address is c/o Casino America, Inc., 711 Washington Loop, Biloxi, Mississippi 39530, for the benefit of IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, whose address is One State Street, New York, New York 10004, in its capacity as trustee under the Indenture referred to below ("Assignee") for its benefit and the benefit of the Holders (as defined therein).

                                    RECITALS

          A. Assignee and Assignors are the parties to that certain Indenture dated as of August 20, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"). Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings given such terms in the Indenture.

          B. Assignors have, under the Indenture, issued their 13% First Mortgage Notes Due 2004 With Contingent Interest in the original principal amount of $75,000,000 (together with any amendments, supplements, modifications, renewals or extensions thereof and any notes issued in replacement thereof or exchange therefor from time to time, the "Notes"). The Notes, the Indenture, the Collateral Documents and all other documents, agreements and instruments (in each case, as amended, supplemented or otherwise modified from time to time) now or hereafter executed and delivered in connection with the Indenture and transactions described therein are collectively hereinafter referred to as the "Transaction Documents."

          C. The Indenture requires that the obligations of Assignors under the Notes, the Indenture and the other Transaction Documents be secured by liens and security interests covering certain property of Assignors. In connection therewith, Assignors are executing and delivering, among other things, that Deed of Trust to Public Trustee, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold Interests, of even date herewith (the "Deed of Trust"), from the Assignors to the Public Trustee of the County of Gilpin, Colorado for the benefit of the Assignee encumbering the Property (as defined below) and this Assignment.

          D. Assignors, as landlord, have or will have entered into certain leases of portions of the Property. Said leases, and any other lease or leases or agreement for the use and occupancy of all or any portion(s) of said Property hereafter entered into by Assignors, together with any and all guarantees modifications, extensions and renewals thereof, are hereinafter referred to as the "Tenants Leases".

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignors agree as follows:

          1.   Definitions.  As used herein, capitalized terms shall have the
               -----------
following meanings:

          "Improvements" means any and all buildings, constructions, facilities
           ------------
and fixtures, pipelines and all other improvements now on, or hereafter located or constructed on or in, the Land or any portion thereof.

          "Land" means the real property described in Exhibit A attached hereto
           ----                                       ---------
and by this reference incorporated herein, including, without limitation, all air rights with respect thereto.

          "Property" means collectively the Land and the Improvements.
           --------

          2.   Assignment of Leases and Rents.  Each Assignor hereby absolutely
               ------------------------------
and unconditionally assigns and transfers to Assignee the following:

          (a) any and all rights, title and interest of such Assignor in and to the Tenants Leases;

          (b) any and all guaranties of the obligations of the tenants (the "Tenants") under any of such Tenants Leases;

          (c) the right to the use and possession of the Property and all of the income, rents, receipts, security or similar deposits, revenues, issues, royalties, profits, earnings, products and proceeds from any and all of the Land or Improvements, now owned or hereafter acquired (collectively, the "Rents, Issues and Profits") now due or that may become due or to which such Assignor may now or hereafter (whether during any applicable period of redemption, or otherwise) become entitled or may demand or claim, arising out of or issuing from the Tenants Leases, or from or out of the Property or any part thereof; and

          (d) the right to the use and possession of any or all of the furniture, furnishings, fittings, attachments, appliances, machinery, equipment, devices and appurtenances of every kind and description now or hereafter affixed to, located in or on the Property or available for the use of the Tenants or the operation of the Property and in or to which such Assignor has any right, title or interest.

          3.   Assignors' Limited License.  Provided that no Event of Default
               --------------------------
exists, each Assignor shall have the right under a license granted hereby and Assignee hereby grants to such Assignor a license to collect, but not more than one month in advance, all of the Rents, Issues and Profits arising from or out of the Tenants Leases or any renewals or extensions thereof, or from or out of the Property or any part thereof, but only as trustee for the benefit of Assignee. Each Assignor shall apply the Rents, Issues and Profits so collected first to payment of any and all amounts due and payable under the Indenture. Thereafter, so long as no Event of Default exists, such Assignor may use the Rents, Issues and Profits in any manner not inconsistent with the Indenture.
The license granted hereby shall be revoked automatically upon the occurrence of an Event of Default.

          4.   Limitation.  The acceptance by Assignee of the assignment
               ----------
provided herein, together with all of the rights, powers, privileges and authority created herein or elsewhere in this Assignment, shall not, prior to entry upon and taking possession of the Property by Assignee, be deemed or construed to constitute Assignee a "mortgagee in possession," nor thereafter or at any time or in any event obligate Assignee to appear in or defend any action or proceeding relating to the Tenants Leases, the Rents, Issues and Profits or the Property or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation or responsibility for any security deposits or other deposits delivered to either Assignor by any Tenant and not assigned and delivered to Assignee, nor shall Assignee be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Property.

          5.   Performance by Assignors.  Each Assignor covenants and agrees
               ------------------------
that it shall perform its obligations under the Tenants Leases in accordance with their terms. Each Assignor shall not default in the performance of any obligation of such Assignor under any Tenants Lease if, by reason of such default, the Tenant or other party thereunder has the right to cancel such Tenants Lease or to claim any diminution or offset against future Rents, Issues or Profits.

          6.   Remedies.  Upon the occurrence of any Event of Default, Assignee
               --------
may, at its option (in each case, subject to and in accordance with any applicable terms of the Indenture):

          (a) in accordance with and subject to the terms of the Indenture, declare all sums secured hereby and by the Transaction Documents to be immediately due and payable, and the same shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind;

          (b) terminate each Assignor's right and license to collect the Rents, Issues and Profits and either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of its security, enter upon and take possession of the Property or any part thereof, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Property, or any part thereof, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Property, or any part thereof or interest therein, make, modify, enforce, cancel or accept the surrender of any Tenants Lease, take actions which may affect the income therefrom or protect the security hereof, and with or without taking possession of the Property, sue for or otherwise collect the Rents, Issues and Profits, including, without limitation, those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including, without limitation, reasonable attorney's fees (including reasonable charges for in house counsel), upon any indebtedness evidenced by the Notes or any other Transaction Documents, all in such order as Assignee may determine. From and after receipt of written notice Assignee to pay Rents, Issues and Profits directly to Assignee or another party designated by Assignee, each Tenant shall pay all such payments under its Tenants Lease in the manner instructed by Assignee. The entering upon and taking possession of the Property or any portion thereof, the collection of the Rents, Issues and Profits and the application thereof as aforesaid, or any of such acts, shall not cure or waive any default or notice of defaulter invalidate any act done in response to such default or pursuant to such notice, and notwithstanding the continuance in possession of the Property or the collection, receipt and application of the Rents, Issues and Profits, Assignee shall be entitled to exercise every right provided for in any of the Indenture, the Notes, or the other Transaction Documents or by law upon the occurrence of any Event of Default, including, without limitation the right to exercise the power of sale provided herein;

          (c) notwithstanding the availability of legal remedies, obtain specific performance mandatory or prohibitory injunctive relief, or other equitable relief requiring Assignors to cure or refrain from repeating any default;

          (d) with or without accelerating the maturity of the Obligations, sue from time to time for any payment due under any of the Indenture, the Notes or the other Transaction Documents, or for money damages resulting from any Assignor's default under any of the Indenture, the Notes or the other Transaction Documents;

          (e) exercise all other rights and remedies provided herein, in the Indenture, the Notes, the other Transaction Documents or in any other document or agreement now or hereafter securing all or any portion of the Obligations, or at law or in equity, or any combination of any such rights or remedies, to the extent permitted by law.

          Upon request by Assignee, Assignors shall assemble and make available to Assignee at the Land any of the Property which is not located on the Land or which has been removed therefrom.

          7.   Remedies.  If an Event of Default has occurred and is continuing,
               --------
in addition to all other rights and remedies of Assignee as set forth under

Section 6 hereof, Assignee shall have the following rights and remedies:
---------

          (a)  Possession and/or Collection of Rent.  Assignee, without first
               ------------------------------------
being required to (i) foreclose, (ii) take any actions to foreclose, (iii) institute any legal proceedings of any kind whatsoever or (iv) exercise any other actions or remedies hereunder or at law or in equity, shall have the exclusive right and power (but not the obligation) (A) to enter upon and take possession of the Property or any part thereof, (B) to rent or re-rent the same, either in the name of Assignee or Assignors, or either of them, and/or (C) to receive all Rents, Issues and Profits from the Property. Assignee shall apply any

Rents, Issues and Profits received by Assignee first, to the costs and expenses incurred by Assignee in protecting and operating the Property, and next, to the payment of the Obligations in such manner and in such order of priority as Assignee shall determine consistent with the provisions of the Indenture. Any such action by Assignee shall not operate as a waiver of the Event of Default in question, or as an affirmation of any Tenants Leases or of the rights of any Tenant in the event title to that part of the Property covered by the Tenants Leases or held by the Tenant should be acquired by Assignee or other purchaser at a foreclosure sale. The right of Assignee to receive all Rents, Issues and Profits from the Property upon the occurrence and during the continuance of any Event of Default shall be applicable whether or not Assignee has entered upon, foreclosed, taken any actions to foreclose or taken possession of the Property, whether or not Assignee has instituted any legal proceedings of any kind whatsoever, or whether or not Assignee has otherwise attempted to exercise any other actions or remedies hereunder or at law or in equity. If any such Rents, Issues and Profits are paid to or received by either Assignor, such Assignor shall hold same in trust for Assignee and immediately pay the same to Assignee (in the form received, except for any necessary endorsement), without the necessity of any request or demand therefor. Until receipt from Assignee of notice of the occurrence of an Event of Default hereunder and during the continuance thereof, all Tenants of the Tenants Leases and any successors to the leasehold interest of such Tenants may pay Rents, Issues and Profits directly to such Assignor, but after notice of the occurrence of any Event of Default and during the continuance of same, such Assignor covenants to and shall hold all Rents, Issues and Profits paid to such Assignor in trust for Assignee. Each Assignor hereby authorizes and directs all Tenants of the Tenants Leases herein described, and any successors to the leasehold interest of said Tenants, upon receipt of any notice from Assignee stating that an Event of Default hereunder has occurred, to pay to Assignee the Rents, Issues and Profits due and to become due under said Tenants Leases. Each Assignor agrees that said Tenants shall have the right to rely upon any such notice and request by Assignee without any obligation or right to inquire as to whether an Event of Default actually exists and notwithstanding any notice from or claim of such Assignor to the contrary, and such Assignor shall have no right or claim against said Tenants for any such Rents, Issues and Profits so paid by the Tenants to Assignee. In such event, receipt by Assignee of Rents, Issues and Profits from such Tenants or their successors shall be a release of such Tenants or their successors to the extent of all amounts so received by Assignee.

          (b)  Management.  Assignee, at its option, may take over and assume
               ----------
the management, operation and maintenance of the

Property and perform all acts necessary and proper and expend such sums out of the income of the Property as may be needed in connection therewith including applying for appropriate approvals from the Liquor and Gaming License Authorities, in the same manner and to the same extent as Assignors theretofore might do, including, without limitation, the right to enter into new leases, to cancel or surrender existing Tenants Leases, to alter or amend the terms of existing Tenants Leases, to renew existing Tenants Leases, or to make concessions to Tenants. Each Assignor hereby releases all claims against Assignee arising out of such management, operation and maintenance, including, without limitation, such claims as may arise from the negligence of Assignee, but not the gross negligence or willful misconduct of Assignee and not any liability of Assignee to account as hereinafter set forth.

          (c)  Receiver.  Upon or at any time after the occurrence of any Event
               --------
of Default, Assignee shall at once become entitled to the possession, use and enjoyment of the Property and the Rents, Issues and Profits, from the date of such occurrence and continuing during the pendency of any proceedings for sale by the public trustee or foreclosure proceedings, and the period of redemption, if any. Assignee shall be entitled to a receiver for the Property, and of the Rents, Issues and Profits, after any such default, including, without limitation, the time covered by any proceedings for sale by the public trustee or foreclosure proceedings and the period of redemption, if any. Assignee shall be entitled to such receiver as a matter of right, without regard to the solvency or insolvency of Assignors, or of the then owner of the Property, and without regard to the value thereof, and such receiver may be appointed by any court of competent jurisdiction upon ex parte application, and without notice,
                                     -- -----
notice being hereby expressly waived. All Rents, Issues and Profits, income and revenue therefrom shall be applied by such receiver to the payment of the Obligations according to the orders and directions of the court, or in the absence of such orders or directions, in the manner set forth in Section 8
                                                                 ---------
below.

          8.   Application of Income.  Assignee shall, after payment of all
               ---------------------
proper charges and expenses, including reasonable compensation to any managing agent as it shall select and employ, and after the accumulation of a reserve to meet taxes, assessments and insurance as herein required in requisite amounts, credit the net amount of income received by it from the Property by virtue of this absolute assignment to any amounts due and owing to it by Assignors under the terms hereof, but the manner of the application of said net income and what items shall be credited shall be determined pursuant to the Indenture, or otherwise in the sole discretion of Assignee. Without impairing its rights hereunder, Assignee may, at its option, at any time and from time to time, release to Assignors Rents, Issues and

Profits received by Assignee, or any portion of such Rents, Issues and Profits. Assignee shall not be liable for its failure to collect, or its failure to exercise diligence in the collection of Rents, Issues and Profits, but shall be accountable only for Rents, Issues and Profits that Assignee shall actually receive. Assignee shall not be accountable for more monies than it actually receives from the Property nor shall it be liable for failure to collect Rents, Issues and Profits.

          9.   Term.  This absolute assignment shall remain in full force and
               ----
effect so long as the Obligations or any part thereof to Assignee remains unpaid or unsatisfied, in whole or in part.

          10.  Actions of Trustee.  All provisions hereof shall inure to the
               ------------------
benefit of and all actions authorized hereunder shall be exercisable by Trustee or any substitute Trustee at Assignee's request.

          11.  PARTIES INTENT.  AS BETWEEN ASSIGNEE AND ASSIGNORS, AND ANY
               --------------
PERSON OR ENTITY CLAIMING THROUGH OR UNDER ASSIGNORS, OTHER THAN ANY TENANT UNDER ANY OF THE TENANTS LEASES (OR THE SUCCESSOR OF ANY SUCH TENANT) WHO HAS NOT RECEIVED ANY NOTICE OF AN EVENT OF A DEFAULT HEREUNDER, THE ASSIGNMENT CONTAINED IN THIS ASSIGNMENT IS INTENDED TO BE ABSOLUTE, UNCONDITIONAL AND PRESENTLY EFFECTIVE, AND THESE PROVISIONS ARE INTENDED SOLELY FOR THE BENEFIT OF EACH TENANT UNDER ANY OF THE TENANTS LEASES (OR THE SUCCESSOR OF ANY SUCH TENANT) AND SHALL NEVER INURE TO THE BENEFIT OF ASSIGNORS OR ANY PERSON CLAIMING THROUGH OR UNDER ASSIGNORS, OTHER THAN A TENANT UNDER ANY OF THE TENANTS LEASES (OR THE SUCCESSOR OF ANY SUCH TENANT) WHO HAS NOT RECEIVED SUCH NOTICE. IT SHALL NEVER BE NECESSARY FOR ASSIGNEE TO INSTITUTE LEGAL PROCEEDINGS OF ANY KIND WHATSOEVER OR TO TAKE ANY OTHER ACTIONS HEREUNDER OR AT LAW OR IN EQUITY TO ENFORCE THE PROVISIONS OF THIS ASSIGNMENT.

          12.  Gaming Laws.  The grant of, and terms and provisions of, this
               -----------
Assignment, including, but not limited to, all rights and remedies of the Assignee and powers of attorney and appointment, are expressly subject to all laws, statutes, regulations and orders affecting limited gaming or the sale of liquor (collectively, the "Gaming Laws"), in the State of Colorado, which may include, but not be limited to, the necessity for the Assignee to obtain the prior approval of the regulatory agencies enforcing the Gaming Laws before taking any action hereunder and to be licensed by such regulatory agencies before exercising certain rights and remedies hereunder.

          13.  Supplementary Assignment.  This Assignment is intended to be
               ------------------------
supplementary to and not in substitution for or in derogation of any assignment of rents contained in the

Assignment. Failure of the Assignee to avail itself of any of the terms, covenants or conditions of this Assignment for any period of time or for any reason shall not constitute a waiver thereof.

          14.  Notices.  All notices and other communications under this
               -------
Assignment shall be in writing, except as otherwise provided in this Assignment. A notice, if in writing, shall be considered as properly given if given in accordance with the provisions of Section 5.8 of the Deed of Trust.

          15.  No Waiver of Remedies.  By accepting payment of any amount
               ---------------------
secured hereby after its due date, or an amount which is less than the amount then due, or performance of any obligation required hereunder after the date required for such performance, Assignee does not waive its right to require prompt payment or performance when due of all other amounts or obligations so secured or to declare a default by reason of the failure to so pay or perform.

          16.  Captions.  The captions or headings at the beginning of each
               --------
Section hereof are for the convenience of the parties and are not to be construed as a part of this Assignment.

          17.  Corrections.  Assignors shall, upon request of Trustee, promptly
               -----------
correct any defect, error or omission which may be discovered in the contents of this Assignment or in the execution or acknowledgement hereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Trustee to carry out more effectively the purposes of this Assignment, to subject to the lien and security interest hereby created any of Assignors' properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.

          18.  Attorneys' Fees.  All references to "attorneys' fees" in this
               ---------------
Assignment shall include, without limitation, such reasonable amounts as may then be charged by Assignee for legal services furnished by attorneys in the employ of Assignee (including reasonable charges for in-house counsel).

          19.  Amendments.  This Assignment cannot be waived, changed,
               ----------
discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

          20.  GOVERNING LAW.  THIS ASSIGNMENT SHALL BE GOVERNED BY AND
               -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

          21.  Time of Essence.  Time is of the essence of this Assignment and
               ---------------
of every part hereof of which time is an element.

          22.  Jurisdiction and Venue.  At the sole option of Assignee, any
               ----------------------
action concerning this Assignment or any other Transaction Document may be brought in the Colorado District Court for the County in which Assignee is located or in the United States District Court for the District of Colorado, and each Assignor consents to venue and personal jurisdiction with respect thereto.

          23.  Waiver of Jury Trial.  Each Assignor hereby waives any right to
               --------------------
jury trial of any claim, cross-claim or counter-claim relating to or arising out of or in connection with this Assignment and/or any of the other Transaction Documents.

          24.  Waiver of Exemptions.  To the extent permitted by law, each
               --------------------
Assignor hereby waives all rights to any exemption to which such Assignor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law.

          25.  Release.  The recording of a full release of the Deed of Trust
               -------
shall automatically constitute a full release of this Assignment.

                    [Remainder of page intentionally blank]

          IN WITNESS WHEREOF, Assignors have duly executed and delivered this Assignment of Rents, Leases and Leasehold Interests as of the day and year first above written.

                         ISLE OF CAPRI BLACK HAWK L.L.C.,
                         a Colorado limited liability company


                         By: /s/ Allan B. Solomon
                            -------------------------------
                         Name:  Allan B. Solomon
                         Title: Secretary


                          By: /s/ H. Thomas Winn
                             ------------------------------
                          Name:  H. Thomas Winn
                          Title: Vice President


                          ISLE OF CAPRI BLACK HAWK CAPITAL CORPORATION, a Colorado corporation


                          By: /s/ Allan B. Solomon
                             ------------------------------
                          Name:  Allan B. Solomon
                          Title: Secretary

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES



          On August 20, 1997, before me, Yvonne M. Gutierrez, Notary Public, personally appeared Allan B. Solomon, [_] personally known to me OR [x] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.


                                       /s/ Yvonne M. Gutierrez
[SEAL APPEARS HERE]                    ---------------------------------
                                       Signature of Notary

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES



          On August 20, 1997, before me, Yvonne M. Gutierrez, Notary Public, personally appeared Harold Thomas Winn [_] personally known to me OR [x] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.



                                 /s/ Yvonne M. Gutierrez
[SEAL APPEARS HERE]              ----------------------------
                                 Signature of Notary

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES



          On August 20, 1997, before me, Yvonne M. Gutierrez, Notary Public, personally appeared Allan B. Solomon,[_] personally known to me OR [x] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.



                                 /s/ Yvonne M. Gutierrez
[SEAL APPEARS HERE]              ----------------------------
                                 Signature of Notary

                                   Exhibit A
                                   ---------


                               LEGAL DESCRIPTION
                               -----------------


A PARCEL OF LAND IN SECTION 7, TOWNSHIP 3 SOUTH, RANGE 72 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY OF BLACK HAWK, COUNTY OF GILPIN, STATE OF COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE SOUTHERLY RIGHT-OF-WAY OF MAIN STREET AND THE NORTHWESTERLY CORNER OF LOT 5, BLOCK 51 OF THE CITY OF BLACK HAWK, FROM WHENCE TRIANGULATION STATION NO. 7 BEARS N73 degrees 29'55"W A DISTANCE OF 6105.74 FEET AND FROM WHENCE TRIANGULATION STATION NO. 9 BEARS N73 degrees 06'08"W A DISTANCE OF 4250.25 FEET AND FROM WHENCE THE SOUTH QUARTER CORNER OF SAID SECTION 7 BEARS S46 degrees 15'20"W A DISTANCE OF 1622.07 FEET; THENCE, DEPARTING FROM SAID RIGHT-OF-WAY N56 degrees 05'15"E A DISTANCE OF 21.21 FEET ALONG AMENDED RIGHT OF WAY; THENCE, CONTINUING ALONG SAID AMENDED RIGHT-OF-WAY S78 degrees 54'45"E A DISTANCE OF 713.45 FEET TO A POINT ON THE NORTHERLY LINE OF BLOCK 52, SAID CITY OF BLACK HAWK AND ALSO THE SOUTHERLY RIGHT-OF-WAY OF MAIN STREET AS PER ADG ENGINEERING SURVEY CURRENT IN OCTOBER 1995, N83 degrees 38'00"E A DISTANCE OF 41.60 FEET; THENCE, DEPARTING FROM SAID RIGHT-OF-WAY S06 degrees 22'00"E A DISTANCE OF 0.18 FEET; THENCE N83 degrees 38'00"E ALONG THE NORTHERLY LINE OF SAID BLOCK 52 A DISTANCE OF 88.31 FEET; THENCE, CONTINUING ALONG SAID NORTHERLY LINE S82 degrees 55'00"E A DISTANCE OF
291.38 FEET; THENCE, CONTINUING ALONG SAID NORTHERLY LINE S72 degrees 00'00"E A DISTANCE OF 264.50 FEET TO THE NORTHEASTERLY CORNER OF LOT 18, SAID BLOCK 52; THENCE S18 degrees 00'00"W A DISTANCE OF 100.00 FEET TO THE SOUTHEASTERLY CORNER OF SAID LOT 18; THENCE N72 degrees 00'00"W A DISTANCE OF 254.94 FEET ALONG THE SOUTHERLY LINE OF SAID BLOCK 52; THENCE N82 degrees 55'00"W A DISTANCE OF 270.03 FEET CONTINUING ALONG SAID SOUTHERLY LINE; THENCE S83 degrees 38'00"W A DISTANCE OF 33.06 FEET TO THE INTERSECTION OF THE SOUTHERLY LINE OF LOT 4, SAID BLOCK 52 AND LINE 4-1 OF THE STEVENS LODE; THENCE, DEPARTING FROM SAID SOUTHERLY LINE AND ALONG LINE 4-1 OF SAID STEVENS LODE S73 degrees 45'00"W A DISTANCE OF 143.20 FEET TO CORNER NO. 3 OF THE RUNNING LODE U.S. SURVEY NO. 592; THENCE S14 degrees 25'00"E A DISTANCE OF 150.10 FEET TO CORNER NO. 4 OF SAID RUNNING LODE; THENCE, ALONG LINE 4-1 OF SAID RUNNING LODE S73 degrees 45'00"W A DISTANCE OF
228.64 FEET; THENCE N78 degrees 52'00"W A DISTANCE OF 326.18 FEET TO SAID LINE 4-1 OF SAID STEVENS LODE; THENCE, ALONG SAID LINE 4-1 S73 degrees 45'00"W A DISTANCE OF 400.00 FEET TO CORNER NO. 1 OF SAID STEVENS LODE AND TO INTERSECT WITH LINE 4-1 OF THE WABASH LODE, U.S. MINERALS SURVEY NO. 42; THENCE N18 degrees 06'46"E ALONG LINE 4-1 OF SAID WABASH LODE A DISTANCE OF 328.65 FEET; THENCE N68 degrees 28'58"W A DISTANCE OF 85.12 FEET; THENCE, N30 degrees 32'16"E A DISTANCE OF 130.71 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID BLOCK 51; THENCE, S62 degrees 03'00"E ALONG SAID SOUTHERLY LINE A DISTANCE OF 69.21 FEET; THENCE, S78 degrees 52'00"E A DISTANCE OF 41.23 FEET TO THE SOUTHWESTERLY CORNER OF LOT 5, SAID BLOCK 51; THENCE, N11 degrees 08'00"E

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

A DISTANCE OF 99.99 FEET TO THE POINT OF BEGINNING, CONTAINING 397,291.07 SQUARE FEET OR 9.1205 ACRES, MORE OR LESS.

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